UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2005

EPL INTERMEDIATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-115644	13-4092105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Michelson Drive, Suite 550, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 399-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On March 24, 2005, our wholly-owned subsidiary, El Pollo Loco, Inc. (“El Pollo Loco”) entered into two letter agreements (the “Agreements”) with each of Pilgrim’s Pride Corporation and Gold Kist Inc (the “Suppliers”). The Suppliers have each agreed to provide chicken in accordance with El Pollo Loco’s specifications, for two years at specified prices, under the terms of each of the Agreements. Neither we nor El Pollo Loco have any material relationship with the Suppliers or their affiliates other than in respect of the Agreements.

The Agreements will be filed as exhibits to El Pollo Loco’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2005, with portions omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

Based on a review begun in December 2004, we determined that our accounting for leases was in error. As a result of this review, on March 25, 2005, management advised our Audit Committee of the Board of Directors that it had made a determination, similar to recent determinations made by many other retail companies, that our current method of accounting for leases required adjustment.

Management and our Audit Committee also discussed these issues with our independent registered public accounting firm. Our Audit Committee concurs with management’s determination that the prior accounting for these leases was in error and will require restatement of certain prior period financial statements. Accordingly, on March 25, 2005, we determined that our previously issued financial statements, including those for fiscal 2000, 2001, 2002 and 2003 contained in our Registration Statement on Form S-4 and for the quarter ended September 30, 2004 contained in our previously filed Quarterly Report on Form 10-Q, should no longer be relied upon.

Corrections to our lease accounting policies include adjusting lease terms, as defined in Statement of Financial Accounting Standards (SFAS) No. 13, “Accounting for Leases,” as amended, to include option renewal periods where failure to exercise such options would result in an economic penalty, recognizing the straight-line effect over the lease term of escalating rents during the option periods and recognizing the effect of pre-opening “rent holidays” over the related lease terms. In addition, the restatement includes an adjustment to depreciation expense to correct the depreciable lives being used for certain leasehold costs and improvements where the contractual term of the lease, including lease option periods for which a reasonable assurance exists that the option would be exercised, was shorter than the historical depreciation period previously used to record depreciation expense.

We anticipate filing the corrections to our financial statements in conjunction with the filing of our Annual Report on Form 10-K for the fiscal year ended December 29, 2004.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This Form 8-K contains forward-looking statements, which are statements that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will,” “should,” “may,” “could” or words or phrases of similar meaning. The statements reflect management’s current expectations regarding future events. Risk factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, food-borne-illness incidents; increases in the cost of chicken; our dependence upon frequent deliveries of food and other supplies; our vulnerability to changes in consumer preferences and economic conditions; our ability to compete successfully with other quick service and fast casual restaurants; our ability to expand into new markets; our reliance in part on our franchises; and our ability to support our expanding franchise system; the possibility of unforeseen events affecting the industry in general and other risk factors listed from time to time in the company’s reports filed with the Securities and Exchange Commission. Statements about EPL Intermediate, Inc.’s past performance are not necessarily indicative of its future results. EPL Intermediate, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL INTERMEDIATE, INC.

March 28, 2005	By:	/s/ Joseph Stein
Joseph Stein
Vice President and Treasurer